UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006
W. P. Carey & Co. LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13779 (Commission File Number)	13-3912578 (IRS Employer Identification Number)

50 Rockefeller Plaza
New York, NY	10020
(Address of principal executive offices)	(Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On December 1, 2006, the registrant completed the acquisition of 37 properties from Corporate Property Associates 12 Incorporated (“CPA®:12”) for approximately $126 million, including the assumption of approximately $58.3 million in third party mortgage debt. The price paid for the properties was based on a third party valuation of the properties belonging to CPA®:12 as of December 31, 2005 and was adjusted as described in the Form S-4 filed by Corporate Property Associates 14 Incorporated (“CPA®:14”) on October 26, 2006. The properties, totaling approximately 1.7 million square feet, consist primarily of warehouse, distribution and industrial facilities located in the United States and France. A summary of the properties follows below.
The acquisition made by the registrant was made in connection with the acquisition of CPA®:12’s remaining assets by CPA®:14 for approximately $536 million in cash, stock and assumption of debt.
CPA®:12 and CPA®:14 are each managed by the registrant. In connection with the acquisition of properties by the registrant and the acquisition by CPA®:14 of the other CPA®:12 properties, the registrant will receive approximately $49.8 million in disposition and termination revenue payable by CPA®:12.
In connection with the purchase of properties from CPA®:12, the registrant has also agreed that if it enters into a definitive agreement within six months after the closing of the purchase of such properties to sell any of the properties acquired from CPA®:12 at a price that is higher than the price paid to CPA®:12, the registrant will pay 85% of the excess (net of selling expenses and fees) over to an independent paying agent that will distribute such funds to the former stockholders of CPA®:12.
Property Summary
Wholly Owned Properties

			Fair Value of Debt
Lease Obligor	Property Location	Purchase Price	Assumed (1)	Annual Rent	Lease Term (2)

Pharmaco International, Inc.	Austin, TX (7 locations)	$17,940,000	$—	$1,614,865	Nov 2010
Career Education Corp.	Mendota Heights, MN	16,890,000	6,993,003	1,731,728	May 2011
Cree, Inc.	Sunnyvale, CA	7,080,000	—	1,026,297	Nov 2011
Sports & Fitness Clubs of America, Inc.	Austin, TX	9,290,000	3,006,716	850,484	Jun 2013
Wal-Mart Stores, Inc.	Greenfield, IN	5,970,000	—	567,745	Jan 2010
Vacant	Chattanooga, TN	6,230,000	—	—	N/A
Vacant	San Leandro, CA	1,492,000	—	—	N/A

		$64,892,000	$9,999,719	$5,791,119

Partially Owned Properties

			Fair Value of
Lease Obligor	Property Location	Purchase Price	Debt Assumed (1)	Annual Rent	Lease Term (2)

Carrefour France SAS (3)	Lens (3 locations), Nimes	$37,315,593	$31,487,667	$4,462,269	Dec 2011
	(4 locations), Colomiers
	(4 locations), Thuit Hebert
	(2 locations), Crepy en
	Valois (2 locations,
	Ploufragan and Cholet,
	France
Medica France SA (4)	Chatou, Poissy, Rosny	20,917,820	14,026,287	2,001,093	Jun 2010
	sous Bois, Paris, Rueil
	Malmaison and Sarcelles,
	France
The Retail Distribution Group (5)	Grand Rapids, MI	2,880,160	2,814,646	371,884	Nov 2011

		$61,113,573	$48,328,600	$6,835,246

(1)	As of November 30, 2006

(2)	Initial lease term exclusive of any lease renewal options

(3)	Represents 27.125% interest in the properties

(4)	Represents 35% interest in the properties

(5)	Represents 40% interest in the property
ITEM 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements of the acquired assets, required pursuant to Rule 3-14 of Regulation S-X, will be filed by an amendment to this report no later than February 16, 2007, which is 71 calendar days from the date that this report must be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by an amendment to this report no later than February 16, 2007, which is 71 calendar days from the date that this report must be filed.
(c) Exhibits.
Exhibit 99.1 Agreement for Sale and Purchase, dated June 29, 2006, by and among Corporate Property Associates 12 Incorporated, the entities listed in Schedule 1 thereof, Carey Asset Management Corp. and W. P. Carey & Co. LLC (incorporated herein by reference to the Current Report on Form 8-K filed on July 6, 2006)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: December 5, 2006	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and acting Chief Financial Officer